                                                                    EXHIBIT 10.8




                      SECOND AMENDMENT OF CREDIT AGREEMENT



                                     BETWEEN

                            TRENDWEST RESORTS, INC.,

                                       AND

                       TRENDWEST SOUTH PACIFIC PTY. LTD.,
                                AS THE BORROWERS,

                            THE LENDERS NAMED HEREIN,
                                 AS THE LENDERS,

                          KEYBANK NATIONAL ASSOCIATION,
            AS LEAD ARRANGER AND ADMINISTRATIVE AGENT FOR THE LENDERS
                     AND AS LETTER OF CREDIT ISSUING LENDER,

                                       AND

                                  BANK ONE NA,
          AS SYNDICATION AGENT FOR THE LENDERS AND AS AUSTRALIAN LENDER

                                       AND

                              FLEET NATIONAL BANK,
                             AS DOCUMENTATION AGENT





                            DATED AS OF MARCH 7, 2001

                      SECOND AMENDMENT OF CREDIT AGREEMENT


        This Second Amendment of Credit Agreement (the "Second Amendment") is made and entered into as of March 7, 2001, between TRENDWEST RESORTS, INC., an Oregon corporation ("Trendwest"), and TRENDWEST SOUTH PACIFIC PTY. LTD., a corporation organized and existing under the laws of the Commonwealth of Australia ("South Pacific"), each of the financial institutions shown on the signature pages to this Amendment (the "Lenders"), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent and Issuing Lender (as the case may be, the "Agent" or the "Issuing Lender"), BANK ONE NA, as Syndication Agent and Australian Lender (the "Australian Lender") and FLEET NATIONAL BANK, as Documentation Agent (the "Documentation Agent").

                                    PREAMBLE

        1. Trendwest and South Pacific (collectively, the "Borrowers") entered into a Credit Agreement dated as of August 14, 2000, pursuant to which the Lenders and Issuing Lender provided certain credit facilities to the Borrowers (the "Original Credit Agreement").

        2. The Original Credit Agreement was amended by a First Amendment of Credit Agreement dated as of January 10, 2001 (the "First Amendment").

        3. In order to provide the Borrowers with additional operating flexibility, the Borrowers wish to obtain from the Lenders certain modifications (collectively, the "Requested Modifications") of the Original Credit Agreement, as amended by the First Amendment (collectively, the "Existing Credit Agreement").

        4. The Agent, Lenders, Issuing Lender, and Australian Lender (collectively, the "Lender Parties") are willing to agree to the Requested Modifications on the terms set forth in this Amendment.

        5. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment have the meanings assigned to such terms in the Existing Credit Agreement.

                               TERMS OF AMENDMENT

        NOW, THEREFORE, the Borrowers and Lender Parties agree as follows:

        1. The definition of "Aggregate Commitment" in Section 1.1 of the Existing Credit Agreement is amended to read as follows:

                "Aggregate Commitment" means $85,000,000, as such amount may be reduced pursuant to this Agreement.

        2. The definition of "Applicable Margin" in Section 1.1 of the Existing Credit Agreement is amended to read as follows:

                "Applicable Margin" with respect to any period of time means the per annum percentage determined from the following table, except that from the date



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        of this Second Amendment through April 30, 2001, the Applicable Margin shall be the amounts indicated in the table for Usage in excess of 66%:

        USAGE                    REVOLVING LOANS            LETTERS OF CREDIT

                             LIBOR
                             LOANS
                              AND             BASE
                          AUSTRALIAN          RATE
                           ADVANCES          LOANS
 less than or equal
       to 33%                2.00%            0.125%             2.00%

  greater than 33%
  and less than or
    equal to 66%             2.25%            0.125%             2.25%

  greater than 66%           2.50%            0.125%             2.50%


        3. The definition of "Australian Advance Limit" in Section 1.1 of the Existing Credit Agreement is amended to read as follows:

                "Australian Advance Limit" means a Dollar Equivalent equal to the lesser of (a) the Revolving Loan Limit, and (b) $25,000,000.

        4. The definition of "Commitment Fee" in Section 1.1 of the Existing Credit Agreement is amended to read as follows:

                "Commitment Fee" with respect to any calendar quarter (or partial calendar quarter in the case of the period beginning on July 1, 2003 and ending on the Revolving Termination Date) means a fee equal to the Dollar amount obtained by multiplying the average daily Revolving Commitment during such calendar quarter (or such partial period) by the applicable per annum percentage set forth under the "Commitment Fee" heading in the following table:

                                                       COMMITMENT
                           USAGE                           FEE
                    less than or equal
                          to 33%                          0.30%

                     greater than 33%
                     and less than or



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

                      equal to 66%                        0.40%

                      greater than 66%                    0.50%


        5. The defined term "JELD-WEN Debt" is hereby deleted from Section 1.1 of the Existing Credit Agreement, and all references in the Existing Credit Agreement to the term "JELD-WEN Debt" shall be deemed to be references to the term "JELD-WEN Note."

        6. The definition of "Note Receivable" in Section 1.1 of the Existing Credit Agreement is amended to read as follows:

                "Note Receivable" means a promissory note or other right to payment received by Trendwest for Vacation Credits or Fractional Ownership Interests sold by Trendwest, and shall include both on and off balance sheet Notes Receivable.

        7. The definition of "Revolving Loan Limit" in Section 1.1 of the Existing Credit Agreement is amended to read as follows:

                "Revolving Loan Limit" means a Dollar amount equal to the lesser of (a) the Revolving Commitment, or (b) an amount equal to the sum of the Eligible Inventory Amount plus 75% of the Dollar amount of Eligible Receivables, reduced by (i) the then-outstanding principal balance of the Domestic Advances, (ii) the Dollar Equivalent of the then-outstanding principal balance of Australian Advances, and (iii) the Letter of Credit Usage.

        8. The defined term "Standstill Agreement" is hereby deleted from
Section 1.1 of the Existing Credit Agreement, and all references in the Existing Credit Agreement to the term "Standstill Agreement" shall be deemed to be references to the term "Subordination Agreement."

        9. The following definitions are hereby added to Section 1.1 of the Credit Agreement:

                "Documentation Agent" means Fleet National Bank, in its capacity as documentation agent for the Lenders pursuant to this Agreement and not in its individual capacity as a Lender, or any successor documentation agent.

                "Guaranty" means a guaranty in form and substance reasonably satisfactory to the Administrative Agent, guarantying the payment and performance of the obligations of the Borrowers under the Credit Agreement, which has been executed and delivered by Trendwest Investments to the Administrative Agent.

                "Hazardous Materials Indemnity" means an indemnity agreement pursuant to which Trendwest Investments agrees to indemnify the Lenders against certain claims and other losses incurred in connection with Hazardous Materials, which agreement shall be in form and substance satisfactory to the Administrative Agent.



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                "JELD-WEN Note" means that certain Promissory Note in the
        original principal amount of Seventeen Million Seven Hundred Thousand Dollars ($17,731,000) dated June 1, 2000, and made and given by Trendwest to JELD-WEN, Inc., a copy of which is attached hereto as Exhibit R, as the same may be renewed, extended or otherwise modified.

                "MountainStar Expenditures" means all expenditures by the Borrowers and their Subsidiaries in connection with or otherwise related to MountainStar, except (i) capitalized interest related to investment expenditures made on MountainStar; (ii) any new equity proceeds raised for the specific purpose of making an investment in MountainStar; or
        (iii) the amount of any scheduled principal payments with respect to the JELD-WEN Debt that JELD-WEN agrees may be deferred, to the extent that such funds have been expended in connection with MountainStar.

                "MountainStar Deed of Trust" has the meaning assigned to such term in Section 26(b) of the Second Amendment.

                "Subordination Agreement" has the meaning assigned to such term in Section 5.4.

                "Trendwest Investments" means Trendwest Investments, Inc., a Washington corporation. Trendwest Investments is a wholly-owned Subsidiary of Trendwest, and is the entity in title to MountainStar.

                "UCC-1 Financing Statement" means a financing statement in form and substance satisfactory to the Administrative Agent, to be executed by Trendwest Investments and filed with the Washington State Department of Licensing to perfect a security interest in all personal property located on or used in connection with the ownership, operation or development of the real property comprising MountainStar.

        10. Section 4.15 of the Existing Credit Agreement is amended to read as follows:

                4.15 Consents or Approvals. No consent, approval or authorization or, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained by either of the Borrowers in connection with the execution, delivery or performance of this Agreement, including in connection with the granting of the MountainStar Deed of Trust, that has not already been obtained or completed, except for (a) the consents listed on Exhibit K that have not been obtained, and (b) those consents, approvals, and authorizations that have been obtained.

        11. Section 6.5(c) of the Existing Credit Agreement is amended by changing the time period by which a Compliance Certificate must be provided to the Administrative Agent from "90 days after the end of each fiscal quarter of each Fiscal Year" to "45 days after the end of each fiscal quarter of each Fiscal Year."



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        12. Section 6.9 of the Existing Credit Agreement is amended by adding the following sentence as the second sentence of the section: "Trendwest shall cause Trendwest Investments to own and hold title to MountainStar, and shall not allow the transfer of any portion of MountainStar to any other Person without the express written consent of the Administrative Agent."

        13. Section 6.11(c) of the Existing Credit Agreement is amended to read as follows:

                        (c) Consolidated Net Worth. At December 31, 2000, Trendwest shall maintain a Consolidated Net Worth of at least $186,698,000 ("Closing Threshold"). As of the end of each fiscal quarter thereafter, Trendwest shall maintain a minimum Consolidated Net Worth equal to the Closing Threshold plus the sum of (i) 75% of Trendwest's positive net income for the period commencing on April 1, 2000 and ending on the day proceeding such fiscal quarter plus (ii) the Dollar amount of net proceeds received by Trendwest from the sale of new common or preferred equity during such period.

        14. Section 6.11 of the Existing Credit Agreement is amended by adding the following as Section 6.11(d):

                        (d) Minimum EBITDA. Trendwest shall maintain EBITDA of at least $45,000,000 as of the last day of each fiscal quarter of each Fiscal Year.

        15. Section 6 of the Existing Credit Agreement is amended by adding the following as Section 6.12 and Section 6.13:

                6.12 Maintenance of Liens. Trendwest shall do all things requested by the Administrative Agent that are reasonably necessary to ensure that the Administrative Agent has a Lien on MountainStar as described in or otherwise contemplated by the MountainStar Deed of Trust.

                6.13 Appraisals. If at any time any Lender discovers that it must have a current appraisal of all or any portion of the real property comprising MountainStar that is subject to the MountainStar Deed of Trust in order to comply with any law, rule or regulation applicable to it, then, upon request by such Lender, the Borrowers shall, at their expense, order appraisals of all of such real property. Such appraisals shall be in form and substance acceptable to the Lenders, shall be prepared by appraisers acceptable to the Lenders, and shall be delivered to the Administrative Agent within forty-five days of the receipt by Trendwest of a written request for such appraisals.

        16. Section 7.7 of the Existing Credit Agreement is amended to read as follows:

                7.7 Notes Receivable. As of the end of each calendar month, Trendwest shall not suffer or permit either the number or the amount of Past-Due Notes to exceed 5% of the total number or amount of Notes Receivable at the close of any period of three consecutive calendar months, and shall not suffer or permit either the number or amount of Delinquent Notes to exceed 3% of the total number or amount of Notes Receivable at the close of any period of three



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

        consecutive calendar months. For purposes of this Section 7.7, the aggregate principal balance of Past-Due Notes and Delinquent Notes shall be computed net of allowance for doubtful accounts and sales returns.

        17. Section 7 of the Existing Credit Agreement is amended by adding the following sections:

                7.19 Limitations on Expenditures on MountainStar. Trendwest shall not make any MountainStar Expenditures (a) in excess of (i) $15,000,000 during the year ending December 31, 2001, (ii) $5,000,000 during the year ending December 31, 2002, or (iii) $20,000,000 during the three-year period ending December 31, 2003; or (b) if Trendwest cannot demonstrate to the Administrative Agent's satisfaction that, as of the end of the preceding calendar month, the ration of Total Funded Debt to EBITDA was less than 2:1.

                7.20 No Expenditures for New Master-Planned Resort Projects. Trendwest shall not, and shall not permit any of its Subsidiaries to, incur or otherwise make any expenditures for or in connection with any new master-planned resort projects.

                7.21 Limitation on Australian Activities. Neither Trendwest nor South Pacific shall permit the total of (a) the Dollar Equivalent of Australian Advances outstanding to South Pacific, plus (b) the amount of Indebtedness owed by South Pacific to Trendwest, at any time to exceed $35,000,000.

        18. Section 10.10 of the Existing Credit Agreement is amended by adding the following sentence as the second sentence of the section:

        The Administrative Agent shall resign, by giving written notice of such resignation to the Lenders, at such time as its Ratable Share is less than twenty-five percent (25%).

        19. Section 10.13 of the Existing Credit Agreement is amended to read as follows:

                10.13 Other Agents. None of Lenders identified on the facing page or signature pages of this Agreement as a "Syndication Agent" or a "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of Lenders so identified as either a "Syndication Agent" or a "Documentation Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement or in taking or not taking action under this Agreement.

        20. Section 11.5 of the Existing Credit Agreement is amended by adding the following as the second paragraph of Section 11.5:

        Each of the Borrowers waive, for the benefit of the Lenders only:

                (a) Any right to require the Lenders, as a condition of payment or performance by such Borrower, to (i) proceed against any other Borrower, any guarantor of the Obligations or any other Person, (ii) proceed against or exhaust any security held from such Borrower, any other Borrower or any guarantor of the Obligations or any other Person,
        (iii) apply the property of such Borrower first to discharge the Obligations, (iv) proceed against or have resort to any balance of any deposit account or credit on the books of the Lenders in favor of such Borrower, any other Borrower or any other Person, or (v) pursue any other remedy in the power of the Lenders whatsoever;

                (b) Any right of subrogation, and any defense that such Borrower may have based upon any election of remedies by the Lenders that destroys such Borrower's subrogation rights or such Borrower's rights to proceed against any other Borrower or any other person for reimbursement, including any loss of rights such Borrower may suffer by reason of any rights, powers or remedies of such Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the Borrowers' indebtedness or remedies against the Borrowers;

                (c) Any right to enforce any remedy that the Lenders now have or may hereafter have against any other Borrower, any guarantor of the Borrowers' Obligations to the Lenders, or any other person;

                (d) Any benefit of, or any right to participate in, any security whatsoever now or subsequently held by the Lenders;

                (e) Any claim or defense arising out of the Lenders' failure to perfect any lien or security interest securing the Obligations;

                (f) Any claim resulting from any act or omission by the Lenders that directly or indirectly results in or contributes to the loss, limitation or impairment of the right to recover any deficiency from such Borrower due to the Lenders' election to proceed under a power of sale set forth in any deed of trust or due to any fair value limitations or determinations in connection with a judicial foreclosure of any property securing the Obligations;

                (g) Any claim that such Borrower may now or subsequently have against any other Borrower;

                (h) Any defense arising by reason of any modification of the Obligations in any form whatsoever, including the renewal, extension, acceleration or other change in time for payment of the Obligations, or other change in the terms of any of the Obligations, including the increase or decrease of the rate of interest on the Obligations;

                (i) Any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any other Borrower, including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating to the Obligations, or by



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        reason of the cessation of the liability of any other Borrower from any cause other than indefeasible payment in full of all of the Obligations;

                (j) Any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                (k) Any defense based upon the Lenders' acts or omissions in the administration of the Obligations, including any act or omission that directly or indirectly results in or contributes to the discharge of any of the Obligations, except behavior that amounts to bad faith;

                (l) Any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Agreement, and any legal or equitable discharge of such Borrower's obligations under this Agreement;

                (m) The benefit of any statute of limitations affecting such Borrower's liability under this Agreement or the enforcement of this Agreement;

                (n) Any rights to set-offs, recoupments, and counterclaims;

                (o) Any requirement that the Lenders protect, secure, perfect or insure any security interest or lien or any property subject to such interest or lien;

                (p) Notices (including any notice required under Section 9-504 of the Uniform Commercial Code of the State of Washington), demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Agreement, notices of default under any of the documents executed in connection with this Agreement, notices of any renewal, extension or modification of the Obligations or any agreement related to the Obligations, notices of any extension of credit to any other Borrower, and any right to consent to any of such matters; and

                (q) To the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms of this Agreement.

                Notwithstanding any other provision of this Agreement, each Borrower affirms that it signs this Agreement as a principal, and not as surety, guarantor, or accommodation party.

        21. In the first sentence of Section 11.7(b) of the Existing Credit Agreement, part (i) is amended to read as follows:

                (i) such assignment, if not to a Lender or an Affiliate of the assigning Lender, shall be consented to by Trendwest at all time other than during the existence of an Default or Event of Default and by the Administrative Agent (which approval of Trendwest shall not be unreasonably withheld or delayed),

The following sentence is added as the second sentence of Section 11.7(b):



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

        Notwithstanding the foregoing, (x) during the existence of a Default or an Event of Default, a Lender shall not be required to obtain the consent of any other Person with respect to an assignment of its interest under this Credit Agreement; and (y) a Lender may at any time pledge or assign all or any part of (or a proportionate participating interest in) such Lender's rights under this Credit Agreement and all documents executed in connection herewith to any Federal Reserve Bank in accordance with applicable laws.

The following sentence (the existing second sentence) of Section 11.7(b) is amended to read as follows:

        Upon obtaining any consent required as set forth in the first sentence of this Section 11.7(b), any forms required by Section 11.8 and payment of the requisite fee described below, the assignee named in the Assignment and Acceptance shall be a Lender for all purposes of this Agreement to the extent of the Assigned Interest, and the assigning Lender shall be released from any further obligations under this Agreement to the extent of such Assigned Interest.

        22. That portion of Section 11.13 of the Existing Credit Agreement that appears before the words "provided, however," is amended to read as follows:
"Any term of this Agreement or of the Revolving Notes may be amended and the observance of any term of this agreement or of the Revolving Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Borrowers and at least two-thirds (2/3) of the Lenders;".

        23. Schedule 1 to the Existing Credit Agreement is hereby deleted, and
Schedule 1 to this Second Amendment is substituted in its place.

        24. Exhibit C to the Existing Credit Agreement is hereby deleted, and Exhibit C to this Second Amendment is substituted in its place.

        25. As partial consideration for the Requested Modifications, the Borrowers represent and warrant to the Lender Parties as follows:

                (a) Corporate Authority; Conflict. The execution, delivery and performance by the Borrowers of this Second Amendment are within the Borrowers' corporate powers, have been duly authorized by all necessary corporate action, and require no action or consent by or in respect of, or filing with, any governmental body, agency, official or any other person or entity, and the execution, delivery and performance by the Borrowers of this Second Amendment do not contravene, or constitute a default under, any provision of applicable law or regulations or of the certificate or articles of incorporation or the bylaws of the Borrowers or any of their Subsidiaries or any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrowers or any of their Subsidiaries.

                (b) Enforceability. This Second Amendment constitutes the valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their terms, except as enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' remedies, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                (c) No Event of Default. No Possible Default or Event of Default has occurred and is continuing, and the representations and warranties of the Borrowers contained in the Existing Credit Agreement and the other documents delivered pursuant to the Existing Credit Agreement true and correct in all material respects as of the date of this Second Amendment as if made on the date of this Second Amendment.

                (d) Possible Claims and Defenses. The Borrowers have no claims or defenses against any person or entity that would or might affect (i) the enforceability of any provisions of the Existing Credit Agreement, as modified by this Second Amendment (collectively, the "Amended Credit Agreement"), or (ii) the collectability of sums advanced by the Lender Parties pursuant to the Existing Credit Agreement or the Amended Credit Agreement.

        26. The Lender Parties' obligations under this Second Amendment are subject to satisfaction of the following conditions on or prior to the date on which this Second Amendment is executed by the Borrowers and the Lender Parties:

                (a) MountainStar Deed of Trust. The MountainStar Deed of Trust shall have been duly executed and acknowledged by Trendwest Investments, delivered to the Administrative Agent, and duly recorded with Kittitas County Recorder. In addition, Trendwest shall cause Trendwest Investments to execute and deliver to the Administrative Agent the Hazardous Materials Indemnity and the UCC-1 Financing Statement. Lenders shall release the MountainStar Deed of Trust at such time as Trendwest Investments has received all water rights and final plat approval for the development of any portion of either the Master Planned Resort Community or the City of Cle Elum Urban Growth Area.

                (b) Real Estate Matters.

                        (i) With respect to MountainStar, Trendwest shall cause Trendwest Investments to have executed and delivered to the Administrative Agent, for the benefit of the Lenders in accordance with their respective Ratable Shares, a first priority deed of trust, in form and substance satisfactory to the Administrative Agent, covering all parcels of real property that comprise MountainStar, consisting of approximately 7,400 acres. Such deed of trust is referred to in this Agreement as the "MountainStar Deed of Trust." Trendwest shall cause Trendwest Investments to have paid all taxes, fees or charges incurred in connection with the execution or recording of the MountainStar Deed of Trust.

                        (ii) Trendwest shall cause Trendwest Investments to have procured and delivered to the Administrative Agent a commitment from a title insurance company satisfactory to the Agent for an ALTA mortgagee's policy of title insurance (Form 1970 if available, or, if not, Form 1984 or 1990 with 1970 Endorsement) covering each parcel of real estate comprising MountainStar, which policy shall (i) be issued in favor of the Administrative Agent, for the benefit of the Lenders in accordance with their respective Ratable Shares, (ii) be reasonably satisfactory to the Administrative Agent, and (iii) insure that the MountainStar Deed of Trust is a valid first priority lien on the real property covered by the MountainStar Deed of Trust. In addition, such policy shall, to the extent available and appropriate (A) insure title to the real property and all recorded easements benefiting such real property, (B) contain an "Extended Coverage Endorsement" insuring over the general exceptions contained customarily in such policy, (C) contain an access endorsement in form satisfactory to the Administrative Agent, and (D) contain a "contiguity" endorsement in form satisfactory to the Administrative Agent.



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

                        (iii) Trendwest shall cause Trendwest Investment to have provided to the Administrative Agent copies of (A) the summary of the final Environmental Impact Statement on the master planned resort portion of MountainStar, prepared by the Kittitas County Planning Department and dated April 2000, and (B) such other evidence concerning compliance (both past and present) with Environmental Laws by Trendwest or Trendwest Investments as any Lender may reasonably request.

               (c) Guaranty. The Guaranty shall have been duly executed by Trendwest Investments and delivered to the Administrative Agent.

               (d) Hazardous Materials Indemnity. The Hazardous Materials Indemnity shall have been duly executed by Trendwest Investments and delivered to the Administrative Agent.

               (e) UCC-1 Financing Statement. The UCC-1 Financing Statement shall have been duly executed by Trendwest Investments and delivered to the Administrative Agent.

               (f) Resolutions. The Administrative Agent shall have received certified copies of the resolutions of the Borrowers' Boards of Directors approving the execution, delivery, and performance of this Second Amendment, together with evidence of the authority and specimen signatures of the persons who have signed the Second Amendment. The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of Trendwest Investments approving the execution, delivery and performance of the Guaranty, the MountainStar Deed of Trust, the Hazardous Materials Indemnity and the UCC-1 Financing Statement, and specimen signatures of the persons who have signed such documents on behalf of Trendwest Investments.

               (g) Opinions of Counsel. The Administrative Agent shall have received a legal opinion from Borrowers' counsel in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall also have received a legal opinion from counsel to Trendwest Investments in form and substance satisfactory to the Administrative Agent, opining as to the execution, authorization and enforceability of the Guaranty, the MountainStar Deed of Trust, the Hazardous Materials Indemnity and the UCC-1 Financing Statement.

               (h) Payment of Expenses. The Borrowers shall have reimbursed the Lender Parties for all legal fees and expenses incurred by the Lender Parties in connection with the preparation of this Second Amendment and related documents.

               (i) Representations and Warranties. The representations and warranties set forth in Section 25 of this Second Amendment shall be true and correct.

               (j) Other Documents. The Lender parties shall have received such other documents and instruments as they may reasonably request.

        27. Nothing in this Amendment will be construed to obligate the Lender Parties to consent to any further modification of the terms of the Existing Credit Agreement, the Amended Credit Agreement or any other document.

        28. The Borrowers hereby acknowledge that they expect to receive no further accommodations from the Lender Parties, and that this Second Amendment will not be construed to create any course of dealing between the Borrowers and the Lender Parties.

        29. Except as expressly set forth in this Second Amendment, the execution, delivery, and performance of this Second Amendment will not operate as a waiver or amendment of any right, power, or remedy of the Lender Parties or the Borrowers under the Existing Credit Agreement or any related document.

        30. Except as otherwise expressly set forth in this Second Amendment, all of the terms, conditions, and covenants of the Existing Credit Agreement remain in full force and effect. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

        31. This Second Amendment may be executed and delivered in separate counterparts, all of which taken together will constitute one and the same instrument. Each party to this Second Amendment may accomplish such execution and delivery by signing a counterpart of this Second Amendment and sending such counterpart by facsimile to the other party. Upon the request of either party, the other party will deliver an executed original of this Second Amendment, provided, however, that the failure to deliver such original will not affect the validity, enforceability, and/or binding effect of this Second Amendment.






                      [SIGNATURE BLOCKS ON FOLLOWING PAGE]

                      [SIGNATURE PAGE FOR SECOND AMENDMENT]


THIS SECOND AMENDMENT has been executed and delivered by duly authorized officers of the Borrowers and the Lender Parties, as of the date specified above.

BORROWERS:                            LENDERS:

TRENDWEST RESORTS, INC.               KEYBANK NATIONAL ASSOCIATION,
                                      In its individual capacity as a Lender and Issuing Lender



By   /s/ Curtis S. Freeman            By   /s/ Cheryl L. Ebner
   -------------------------------       --------------------------------------
      Assistant Treasurer               Its     Senior Vice President
   -------------------------------          -----------------------------------

--------------------------------------------------------------------------------
TRENDWEST                             BANK ONE NA,
SOUTH PACIFIC PTY. LTD.               In its individual capacity as a Lender and
                                      Australian Lender


By   /s/ Curtis S. Freeman            By    /s/ Joseph R. Perdenza
   -------------------------------       --------------------------------------
      Director                          Its  Assistant Vice President
   -------------------------------          -----------------------------------

--------------------------------------------------------------------------------
                                      FLEET NATIONAL BANK



                                      By    /s/ Jeffrey D. Gilbreath
                                         --------------------------------------
                                        Its   Group Manager
                                            -----------------------------------

--------------------------------------------------------------------------------
                                      ADMINISTRATIVE AGENT:

                                      KEYBANK NATIONAL ASSOCIATION,
                                      as Administrative Agent


                                      By   /s/ Cheryl L. Ebner
                                         --------------------------------------
                                        Its   Senior Vice President
                                            -----------------------------------

                                      SYNDICATION AGENT:

                                      BANK ONE NA,
                                      as Syndication Agent


                                      By       /s/ JOSEPH R. PERDENZA
                                         --------------------------------------
                                        Its   Assistant Vice President
                                            -----------------------------------

--------------------------------------------------------------------------------

                                      DOCUMENTATION AGENT:

                                      FLEET NATIONAL BANK



                                      By      /s/ JEFFREY D. GILBREATH
                                         --------------------------------------
                                        Its    Group Manager
                                            -----------------------------------

                                   SCHEDULE I


LENDER                                            COMMITMENT (Dollars)
KeyBank National Association                      $25,000,000

Bank One NA                                       $30,000,000

Fleet National Bank                               $30,000,000

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

        The undersigned warrants and certifies to the Lenders that: (i) all information contained in this Certificate is true and accurate to the best of Trendwest's knowledge; (ii) the information provided in this Certificate complies with the Agreement; (iii) Trendwest has exercised its best efforts to ascertain the truthfulness and accuracy of the information contained in this Certificate; (iv) no Possible Default or Event of Default has occurred, and (v) Trendwest is aware that the Lenders are relying on the information contained in this Certificate as the basis for determining the eligibility of the Borrowers for additional Revolving Loans and/or Letters of Credit. Unless otherwise defined, all capitalized terms used in this Certificate have the meanings assigned to such terms in the Credit Agreement dated as of August 14, 2000, between Trendwest Resorts, Inc., Trendwest South Pacific Pty. Ltd., the lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent for itself and the other such lenders.

                                                  Month Ended:  _______________

I.  CALCULATION OF REVOLVING                                                           Balances
    COMMITMENT                                                                      Outstanding

A.  Aggregate commitment

B.  Outstanding domestic principal balance
    Outstanding Australian principal balance (AUD$)  $

C.  Conversion Rate
                                                     ------------------------- -------------------------
                                                                               $

D.  Total outstanding principal balance                                        $

E.  Letter of Credit Usage
                                                                               -------------------------

F.  Revolving Commitment (A-D-E)                                               $
                                                                               -------------------------
II. CALCULATION OF ELIGIBLE INVENTORY AMOUNT

A.  Total Inventory (lower of cost or net            $
    realizable value)

B.  Less:  MountainStar Construction In Progress
                                                     ------------------------- -------------------------

C.  Eligible Inventory (A-B)                                                   $

D.  50% of Eligible Inventory                                                  $

                                                                               -------------------------
                                                                               $

E.  Eligible Inventory Amount (lesser of D or $40
    million)
                                                                               -------------------------
III.    CALCULATION OF ELIGIBLE RECEIVABLES

A.  Total Notes Receivable                                                     $

B.  Less:  Allowance for doubtful accounts           $

    Less:  Recourse liability                        $

    Less:  Notes Receivable in default               $

    Less:  Other excluded Notes Receivable           $
                                                     ------------------------- -------------------------
    Total excluded Notes Receivable                                            $

C.  Eligible Notes Receivable (A-B)                                            $
                                                                               -------------------------

D.  75% of Eligible Notes Receivable                                           $
                                                                               -------------------------
IV. CALCULATION OF REVOLVING LOAN LIMIT
    BORROWING BASE:

A.  Eligible Inventory Amount (Line IIE)             $

B.  75% of Eligible Receivables (Line IIID)          $
                                                                               -------------------------

C.  Total Borrowing Base (A+B)                                                 $

D. Less: Total outstanding principal balance and Letter of Credit Usage (Line ID + Line IE)

E.  Net Borrowing Base (C-D)

F.  REVOLVING LOAN LIMIT (LESSER OF LINE IF OR                                 $
    LINE IVE)
                                                                               =========================



Dated as of this _____ day of _____________, __________.

                                      TRENDWEST RESORTS, INC.



                                      By
                                         --------------------------------------
                                        Its
                                            -----------------------------------

                                    EXHIBIT C

                              COPY OF JELD-WEN NOTE


                                 PROMISSORY NOTE

$17,731,000.00 (U.S.)                                      KLAMATH FALLS, OREGON
                                                                    JUNE 1, 2000



        FOR VALUE RECEIVED, the undersigned promises to pay to the order of JELD-Wen, inc., an Oregon corporation, at its office at 3250 Lakeport Boulevard, Klamath Falls, OR 97601, or at such other place as the holder of this Note (hereinafter, "holder") may from time to time designate in writing, the sum of Seventeen Million Seven Hundred Thirty-One Thousand and NO/100 Dollars ($17,731,000.00) in lawful money of the United States, with interest thereon from the date of this Note until paid at the rate set forth below, computed on monthly balances. Interest for each full calendar month during the term of this Note shall be calculated on the basis of a 360-day year and twelve 30-day months. Interest for any partial calendar month at the beginning of the term of this Note shall be calculated on the basis of a 360-day year and the actual number of days in that month. Interest for any partial calendar month at the end of the term of this Note shall be calculated on the basis of a 365- or 366-day year and the actual number of days in that month.

        1.      Interest Rate.

        The per annum interest rate hereunder (the "Note Rate") shall be nine percent (9%).

        2.      Payments.

        Payments will be made on the schedule attached hereto as Exhibit 1.

        3.      Maturity.

        Unless sooner repaid by Borrower, the entire unpaid principal balance of this Note, plus all accrued but unpaid interest, and all other amounts owing hereunder shall be due and payable in full on June 1, 2003 (the "Maturity Date").

        4.      Application of Payments.

        Payments shall be applied: (i) first, to the payment of accrued interest; (ii) second, to the reduction of principal of this Note.

        5.      Prepayment.

        Borrower may, upon thirty (30) days' prior written notice to holder, prepay its obligation under this Note in full or in part on any Quarterly Payment Date without penalty.

        6.      Late Charge.

        If any amount payable hereunder is paid more than ten (10) days after the due date thereof, Borrower promises to pay a late charge of five percent (5%) of the delinquent amount as liquidated damages for the extra expense in handling past due payments.

        7.      Default; Remedies.

        If default is made in the payment of any amount payable hereunder when due, then, at the option of holder, the entire indebtedness evidenced hereby shall become immediately due and payable. Upon default, and without notice or demand, all amounts owed under this Note, including all accrued but unpaid interest, shall thereafter bear interest at the rate of five percent (5%) per annum above the Note Rate (the "Default Rate") until such default is cured. Failure to exercise any option granted to holder hereunder shall not waive the right to exercise the same in the event of any subsequent default. Interest at the Default Rate shall commence to accrue upon default under this Note, including the failure to pay this Note at maturity.

        8.      Attorney Fees.

        In the event of any default under this Note, or in the event that any dispute arises relating to the interpretation, enforcement or performance o this Note, holder shall be entitled to collect from Borrower on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators, and court reporters. Without limiting the generality of the foregoing, Borrower shall pay all such costs and expenses incurred in connection with (a) arbitration or other alternative dispute resolution proceedings, trial court actions, and appeals; (b) bankruptcy or other insolvency proceedings of Borrower, any guarantor or other party liable for any of the obligations of this Note, or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing this Note; (d) postjudgment collection proceedings; (e) all claims, counterclaims, cross-claims, and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Note or any security for this Note; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.

        9.      Miscellaneous.

        (a) Every person or entity at any time liable for the payment of the indebtedness evidenced hereby waives presentment for payment, demand, and notice of nonpayment of this Note. Every such person or entity further hereby consents to any extension of the time of payment hereof or other modification of the terms of payment of this Note or the release of any party liable for the payment of the indebtedness evidenced hereby at any time and from time to time at the request of anyone now or hereafter liable therefor. Any such extension or release may be made without notice to any of such persons or entities and without discharging their liability.

        (b) Each person or entity who signs this Note is jointly and severally liable for the full repayment of the entire indebtedness evidenced hereby and the full performance of each and every obligation contained in the Security Documents.

        (c) The headings to the various sections have been inserted for convenience of reference only and do not define, limit, modify, or expand the express provisions of this Note.

        (d) Time is of the essence under this Note and in the performance of every term, covenant, and obligation contained herein.

        (e) This Note is made with reference to and is to be construed in accordance with the laws of the State of Oregon.

DATED as of the day and year first above written.



                                      TRENDWEST RESORTS, INC.
                                      an Oregon corporation



                                      By
                                         --------------------------------------
                                        Its
                                            -----------------------------------